Exhibit 99.1

Contacts:	U.S. Well Services
Josh Shapiro, VP, Finance and Investor Relations
(832) 562-3730
IR@uswellservices.com
Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
(713) 529-6600
USWS@dennardlascar.com

U.S. Well Services Announces First Quarter 2021 Financial and Operational Results

HOUSTON – May 17, 2021 – U.S. Well Services, Inc. (the “Company”, “U.S. Well Services” or “we”) (NASDAQ: USWS) today reported first quarter 2021 financial and operational results.

First Quarter 2021 Highlights

•	Averaged 8.8 fully-utilized fleets compared to 5.3 fully-utilized fleets during the fourth quarter of 2020
•	Total revenue of $76.3 million compared to $48.1 million in the fourth quarter of 2020
•	Net loss attributable to the Company of $20.6 million compared to net loss of $29.9 million in the fourth quarter of 2020
•	Adjusted EBITDA(1) of $11.5 million compared to $1.8 million in the fourth quarter of 2020
•	Reported annualized Adjusted EBITDA per fully-utilized fleet of $5.2 million compared to $1.4 million for the fourth quarter of 2020(2)
•

Financial results were impacted by approximately 7 days of lost work due to the severe and abnormal winter storm impacting Texas in February, resulting in an estimated $5.0 - $5.5 million of lost revenue during that time period

•	Total liquidity, consisting of cash and availability under the Company’s asset-backed revolving credit facility, was $32.3 million as of March 31, 2021

(1)	Each of Adjusted EBITDA and Adjusted EBITDA margin is a Non-GAAP financial measure. Please read “Non-GAAP Financial Measures.”
(2)

Adjusted EBITDA per fully-utilized fleet equivalent is defined as Adjusted EBITDA divided by the product of average active fleets during the quarter and the utilization rate for active fleets during the quarter.

“U.S. Well Services delivered another strong quarter, redeploying four fleets to meet the growing demand for our services,” commented Joel Broussard, U.S. Well Services’ President and CEO.  “Our operations in Texas were impacted by the severe winter storm in February that resulted in an average of seven days of lost work for seven of our active fleets.  In spite of these challenges, our team performed exceptionally, delivering best-in-class service for our customers.”

“Hydraulic fracturing activity accelerated throughout the first quarter, which resulted in a significant number of fleet reactivations across the industry.  In the current market, demand remains highest for fleets using next-generation, low-emission technology.  U.S. Well Services’ proprietary Clean Fleet® technology offers best-in-class fuel cost and greenhouse gas emissions reductions, and as such, continues to experience elevated demand.”

Outlook

As anticipated, the first quarter of 2021 saw a sharp uptick in activity across the industry as E&P producers responded to higher crude oil prices.  U.S. Well Services expects E&P operators to demonstrate capital discipline going forward, which may limit demand for incremental fracturing fleets in the near term.

While the active fleet count in the U.S. recovered along with the broader oil and gas market, pricing for conventional diesel-powered frac services has lagged.  This segment of the market remains oversupplied and faces unsustainable pricing levels.  U.S. Well Services has been actively working with its customers to begin implementing price increases during the second quarter of 2021.  The Company is committed to operating with discipline and will only maintain fleets that are priced to meet return and cash flow objectives.

First Quarter 2021 Financial Summary

Revenue for the first quarter of 2021 increased 59% to $76.3 million versus $48.1 million in the fourth quarter of 2020, driven by an increase in activity levels.  This increase was partially offset by an estimated $5.0 - $5.5 million of lost revenue due to work stoppages for seven of our active fleets impacted by the winter storms in Texas during the month of February.  U.S. Well Services averaged 10.0 active fleets during the quarter, as compared to 5.7 for the fourth quarter of 2020.  Utilization of the Company’s active fleets averaged 88% during the first quarter, resulting in a fully-utilized equivalent of 8.8 fleets.  This compares to 93% utilization and a fully-utilized equivalent of 5.3 fleets for the fourth quarter of 2020.  Absent the work stoppages for the winter storm, our utilization would have been 93%, resulting in 9.3 fully-utilized fleets.

Costs of services, excluding depreciation and amortization, for the first quarter of 2021 increased to $62.6 million from $42.5 million during the fourth quarter of 2020, driven by higher labor, repair and maintenance costs resulting from the increase in activity.

Selling, general and administrative expense (“SG&A”) declined to $7.4 million in the first quarter of 2021 from $13.3 million in the fourth quarter of 2020.  Excluding stock-based compensation and non-cash charges for doubtful collections of accounts receivables, SG&A in the first quarter of 2021 was $5.9 million compared to $5.6 million in the fourth quarter of 2020. This sequential increase was primarily attributable to an increase in personnel costs.

Net loss attributable to the Company decreased sequentially to $20.6 million in the first quarter of 2021 from $29.9 million in the fourth quarter of 2020.  Adjusted EBITDA increased to $11.5 million in the first quarter of 2021 from $1.8 million in the fourth quarter of 2020.  Annualized Adjusted EBITDA per fully-utilized fleet was $5.2 million and Adjusted EBITDA margin was 15%.(1)

Operational Highlights

U.S. Well Services exited the first quarter with eleven active frac fleets, which includes all five of our Clean Fleets®.  Three fleets were working in the Appalachian Basin, two fleets were in the Eagle Ford and six fleets were in the Permian Basin.  The Company expects to maintain between nine and ten active fleets during the second quarter of 2021.

During the first quarter of 2021, U.S. Well Services completed 4,537 frac stages, or approximately 516 stages per fully-utilized fleet, compared to 3,168 frac stages and 598 stages per fully-utilized fleet during the fourth quarter of 2020.  Pumping hours per day decreased approximately 2% sequentially.  The Company pumped for 8,327 hours during 689 frac days, as compared to 5,121 hours during 416 frac days in the fourth quarter of 2020.  The Company’s stages per fully-utilized fleet, frac days and total pumping hours were all adversely impacted by the severe winter storm in Texas.

U.S. Well Services continues to be a market leader in electric fracturing, with 20,891 electric fracturing stages completed since the deployment of our first Clean Fleet® in 2014.  The Company continued to expand its intellectual property portfolio during the first quarter, and currently has 42 patents, with 190 patents pending.

Balance Sheet and Capital Spending

As of March 31, 2021, total liquidity was $32.3 million, consisting of $18.2 million of cash on the Company’s balance sheet and $14.1 million of availability under the Company’s asset-backed revolving credit facility, and net debt was $307.3 million.

Maintenance capital expenditures, on an accrual basis, were $9.6 million for the quarter.

Conference Call Information

The Company will host a conference call at 10:00 am Central / 11:00 am Eastern Time on Monday, May 17, 2021 to discuss financial and operating results for the first quarter of 2021 and recent developments. This call will also be webcast and an investor presentation will be available on U.S. Well Services’ website at https://ir.uswellservices.com/news-events/ir-calendar.  To access the conference call, please dial 201-389-0872 and ask for the U.S. Well Services call at least 10 minutes prior to the start time or listen to the call live over the Internet by logging on to the Company’s website from the link above.  A telephonic replay of the conference call will be available through May 24, 2021 and may be accessed by calling 201-612-7415 using passcode 13719825.  A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally supplied natural gas including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions and sound pollution while generating exceptional operational efficiencies including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com.  The information on our website is not part of this release.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, availability under the Company’s credit facilities, benefits obtained from the Company’s strategic financing transactions, the Company’s financial position and liquidity, business strategy and objectives for future operations, results of discussions with potential customers, potential new contract opportunities and planned deployment and operation of fleets, are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “guidance,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” “target” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those identified in this release or disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions, changes in commodity prices, changes in supply and demand for oil and gas, changes in demand for our services, availability of financing and capital, the Company’s liquidity, the Company’s compliance with covenants under its credit agreements, actions by customers and potential customers, geopolitical events, public health crises, such as a pandemic, including the recent COVID-19 pandemic, availability of equipment and personnel and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in our annual report on Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2020 filed on May 17, 2021 and in our quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

-	Tables to Follow -

U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and amounts in thousands except for active fleets and per share amounts)

	Three Months Ended
	March 31, 2021	December 31, 2020 As Restated	March 31, 2020 As Restated

Statement of Operations Data:
Revenue	$76,258	$48,093	$112,035
Costs and expenses:
Cost of services (excluding depreciation and amortization)	62,631	42,482	85,153
Depreciation and amortization	11,106	14,594	32,008
Selling, general and administrative expenses	7,390	13,256	19,058
Impairment of long-lived assets	-	-	147,543
Loss on disposal of assets	2,436	1,260	4,244
Loss from operations	(7,305)	(23,499)	(175,971)
Interest expense, net	(6,183)	(5,856)	(7,956)
Change in fair value of warrant liabilities	(7,151)	(631)	6,553
Other income	29	27	6
Loss before income taxes	(20,610)	(29,959)	(177,368)
Income tax expense benefit	-	-	(750)
Net loss	(20,610)	(29,959)	(176,618)
Net loss attributable to noncontrolling interest	(44)	(100)	(10,800)
Net loss attributable to U.S. Well Services, Inc.	$(20,566)	$(29,859)	$(165,818)
Dividends accrued on Series A preferred stock	(1,813)	(1,764)	(1,751)
Dividends accrued on Series B preferred stock	(711)	(702)	-
Deemed and imputed dividends on Series A preferred stock	(464)	(444)	(6,972)
Deemed dividends on Series B preferred stock	(4,168)	(410)	-
Net loss attributable to U.S. Well Services, Inc. common stockholders	$(27,722)	$(33,179)	$(174,541)

Net loss attributable to U.S. Well Services, Inc. stockholders per common share:
Basic and diluted	(0.35)	(0.47)	(2.90)
Weighted average common shares outstanding:
Basic and diluted	78,977	68,801	58,620

Other Financial and Operational Data
Capital Expenditures (2)	11,779	5,649	23,302
Adjusted EBITDA (3)	11,508	1,807	12,748
Average Active Fleets	10.0	5.7	10.7

(1) Capital expenditures presented above are shown on an accrual basis.

(2) Adjusted EBITDA is a Non-GAAP Financial Measure. See the tables entitled "Reconciliation and Calculation of Non-GAAP Financial and Operational Measures" below.

U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, amounts in thousands except shares)

	March 31, 2021	December 31, 2020 As Restated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,726	$3,693
Restricted cash	519	1,569
Accounts receivable (net of allowance for doubtful accounts of $0 and $12,000 as of March 31, 2021 and December 31, 2020, respectively)	61,756	44,393
Inventory, net	8,077	7,965
Prepaids and other current assets	14,048	10,707
Total current assets	102,126	68,327
Property and equipment, net	233,502	235,332
Intangible assets, net	13,225	13,466
Goodwill	4,971	4,971
Deferred financing costs, net	781	1,127
TOTAL ASSETS	$354,605	$323,223
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$45,113	$36,362
Accrued expenses and other current liabilities	11,989	14,781
Notes payable	9,123	998
Current portion of long-term equipment financing	3,564	3,519
Current portion of long-term capital lease obligation	218	54
Current portion of long-term debt	10,000	10,000
Total current liabilities	80,007	65,714
Warrant liabilities	8,775	1,619
Long-term equipment financing	8,438	9,347
Long-term capital lease obligation	661	-
Long-term debt	293,503	274,555
Other long-term liabilities	3,617	3,539
TOTAL LIABILITIES	395,001	354,774

MEZZANINE EQUITY
Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share; 55,000 shares authorized; 50,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020; aggregate liquidation preference of $62,230 and $60,418 as of March 31, 2021 and December 31, 2020, respectively	53,252	50,975
Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share; 22,050 shares authorized; 21,288 shares and 22,050 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $24,013 and $24,100 as of March 31, 2021 and December 31, 2020, respectively	22,600	22,686
STOCKHOLDERS' DEFICIT
Class A Common Stock, par value of $0.0001 per share; 400,000,000 shares authorized; 90,068,356 shares and 72,515,342 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	9	7
Class B Common Stock, par value of $0.0001 per share; 20,000,000 shares authorized; 0 shares and 2,302,936 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	-	-
Additional paid in capital	226,740	217,212
Accumulated deficit	(342,997)	(322,431)
Total Stockholders' Deficit	(116,248)	(105,212)
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT	$354,605	$323,223

U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and amounts in thousands)

	Three Months Ended
	March 31, 2021	March 31, 2020 As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,610)	$(176,618)
Adjustments to reconcile net loss to cash provided by operating activities
Depreciation and amortization	11,106	32,008
Change in fair value of warrant liabilities	7,151	(6,553)
Impairment of long-lived assets	-	147,543
Loss on disposal of assets	2,436	4,244
Share-based compensation expense	1,648	2,078
Other noncash items	1,573	9,648
Changes in working capital	(14,320)	(23,909)
Net cash provided by operating activities	(11,016)	(11,559)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14,218)	(35,017)
Proceeds from sale of property and equipment and insurance proceeds from damaged property and equipment	6,393	14,907
Net cash used in investing activities	(7,825)	(20,110)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	21,174	9,476
Repayment of revolving credit facility	(9,000)	(2,381)
Proceeds from issuance of long-term debt	3,004	-
Repayments of long-term debt	(1,250)	(2,500)
Proceeds from issuance of note payable	9,139	-
Repayments of notes payable	(1,014)	(2,042)
Repayments of amounts under equipment financing	(864)	(1,308)
Principal payments under capital lease obligation	(34)	(1,393)
Proceeds from issuance of common stock, net	10,669	-
Net cash provided by financing activities	31,824	(148)
Net increase (decrease) in cash and cash equivalents and restricted cash	12,983	(31,817)
Cash and cash equivalents and restricted cash, beginning of period	5,262	41,404
Cash and cash equivalents and restricted cash, end of period	$18,245	$9,587

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. The Company believes, however, that certain non-GAAP performance measures allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance and compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods or capital structure. Additionally, the Company believes the use of certain non-GAAP measures highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures.

Reconciliation of Net Income to Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of the Company’s profitability or liquidity. The Company’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate the Company’s operating performance, compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods or capital structure and because it highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures. The Company believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA that the Company presents may not be comparable to similarly titled measures of other companies.

The Company defines EBITDA as earnings before interest, income taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA excluding the following: loss on disposal of assets; share-based compensation; impairments; and other items that the Company believes to be non-recurring in nature.   The Company defines Adjusted EBITDA margin as Adjusted EBITDA as a percentage of Revenue.

U.S. WELL SERVICES, INC.

RECONCILIATION OF NET LOSS (GAAP) TO EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(unaudited, amounts in thousands)

	Three Months Ended
	March 31, 2021	December 31, 2020 As Restated	March 31, 2020 As Restated
Net loss	$(20,610)	$(29,959)	$(176,618)
Interest expense, net	6,183	5,856	7,956
Income tax expense	-	-	(750)
Depreciation and amortization	11,106	14,594	32,008
EBITDA	(3,321)	(9,509)	(137,404)
Loss on disposal of assets (a)	2,436	1,260	4,244
Share based compensation (b)	1,648	5,537	2,078
Change in fair value of warrant liabilities (c)	7,151	631	(6,553)
Fleet start-up, relocation, and reactivation costs (d)	2,301	2,460	-
Severance, business restructuring, and market-driven costs (e)	1,144	1,428	2,840
Transaction related costs (f)	149	-	-
Impairment loss (g)	-	-	147,543
Adjusted EBITDA	$11,508	$1,807	$12,748

(a) Represents net losses on the disposal of property and equipment.

(b) Represents non-cash share-based compensation.

(c) Represents a non-cash change in fair value of warrant liabilities.

(d) Represents costs related to the start-up,  relocation and / or reactivation of hydraulic fracturing fleets.

(e) Represents severance, restructuring cost related to reductions in force and facility closures, and market driven-costs associated with the COVID-19 pandemic.

(f) Represents third-party professional fees and other costs related to strategic and capital market transactions.

(g) Represents non-cash impairment charge on long-lived assets.